Exhibit 10.01

                                 PROMISSORY NOTE

$10,000,000.00                                                     June 13, 2002

FOR VALUE RECEIVED, the undersigned ("Borrower"), promise(s) to pay to the order of EDWARD MIKE DAVIS ("Lender"), at 200 Rancho Circle, Las Vegas, Nevada 89107, or at such other place as Lender may direct, in lawful money of the United States of America, without grace or offset, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), with interest thereon at the rate provided below until fully paid.

1.       PAYMENT TERMS

         The entire principal balance, with accrued interest thereon, shall be due and payable on January 3, 2003 (the "Maturity Date") and is subject to section 17 hereof.

2.       INTEREST

         Interest on the outstanding principal amount of this Note shall accrue at a rate equal to one percent (1%) in excess of the "Reference Rate" in effect on the date of this Promissory Note, but in no event shall this be less than six percent (6%) per annum (the "Contract Rate"). As used herein, the term "Reference Rate" means the rate of interest from time to time publicly announced by Bank of America, N.A. ("Bank"), as its reference rate, even though Bank may lend to its customers at rates that are at, below or above the reference rate. Interest hereunder shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

3.       DEFAULT INTEREST

         If the entire unpaid principal balance of this Promissory Note, together with accrued and unpaid interest thereon, is not paid when due, whether on the Maturity Date or any earlier date as a result of acceleration of this Promissory Note after a default hereunder (after passage of any applicable grace or cure period), then the amount unpaid shall bear interest from the Maturity Date or such earlier date, as the case may be, at the per annum interest rate (the "Default Rate") equal to the sum of ten percent (10%) plus the Contract Rate. The Default Rate shall continue until payment in full of any sums due hereunder.

4.       APPLICATION OF PAYMENTS

         Each payment received by Lender shall be applied in the following order:

A. First, to attorney's fees, costs and expenses or any other amount due hereunder save for the amounts described in (B) and (C) immediately below;

B. Next, to accrued interest due hereunder; and

C. Finally, to the principal balance hereof.

Notwithstanding the foregoing, in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Promissory Note, when due, whether on the Maturity Date or on any earlier date as a result of acceleration of this Promissory Note, the Lender at its option shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.

                                                            [Initials: JWS & KE]
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5.       DEFAULT AND ACCELERATION

         Upon the Borrower's failure to make any payment required under this Promissory Note, as and when due, or the failure of Borrower to comply with any term, covenant or condition of that certain Acquisition Agreement and Plan of Merger, of even date herewith between Borrower, Red Star, Inc. and Mid-Power Resources Corporation (the "Acquisition Agreement") within the time provided, Lender may, at any time thereafter, together or singly,

         (i) declare the entire outstanding principal balance due hereunder, together with all accrued and unpaid interest thereon, to be immediately due and payable, thereby accelerating this Promissory Note; and

         (ii) exercise immediately and without notice, any and all other rights and remedies available under this Note or the Acquisition Agreement or at law or in equity.

6.       DEFINITIONS

         Any terms used in this Promissory Note requiring a definition shall have the definition given in this Section, unless elsewhere defined in this Promissory Note. The term "Business Day" as used herein shall mean any day other than a Saturday, Sunday or other day on which national banks in the State of Nevada are not open for business.

7.       PREPAYMENT

There are no full or partial prepayment privileges of the principal amount due under this Promissory Note.

8.       WAIVERS AND EXTENSIONS

         Borrower and all endorsers and guarantors and any and all others who may at any time be or become liable for payment of all or any part of the loan evidenced hereby severally waive presentment for payment, demand, notice of dishonor or nonpayment, protest and notice of protest, notice of acceleration and of intention to accelerate the Maturity Date, and any and all lack of diligence or delays in collection or enforcement hereof, and agree that Lender from time to time may extend the time for payment of any sums due under this Promissory Note and grant releases to all endorsers and guarantors hereof, without in any way affecting the liability of such parties hereunder.

9.       USURY

         No amounts under this Promissory Note shall be charged, paid or collected from Borrower if the result of such charge payment or collection would be to cause the loan evidenced hereby to be usurious under applicable law. If, however, an amount is paid or collected which would otherwise cause the loan to be usurious, such excess causing the Loan to be usurious shall be deemed a payment of principal and shall be applied against and shall reduce the then outstanding principal balance of the loan by a corresponding amount, and no Prepayment Premium shall be charged on any such excess amount applied to principal.

10.      SEVERABILITY

         In the event any one or more of the provisions contained in this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Promissory Note, but this Promissory Note

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shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

11.      WAIVER OF TRIAL BY JURY

         BORROWER AND LENDER, BY ACCEPTANCE OF THIS PROMISSORY NOTE, HEREBY INTENTIONALLY, VOLUNTARILY AND KNOWINGLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE TRIAL BY JURY IN ANY COURT ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS PROMISSORY NOTE, THIS PROMISSORY NOTE, OR ANY ACTS OR OMISSIONS OF LENDER OR ITS AGENTS IN CONNECTION THEREWITH.

12.      JOINT AND SEVERAL LIABILITY

         If there shall be more than one Borrower named in this Promissory Note, then the obligations and liabilities of such parties as Borrower shall be joint and several.

13.      REMEDIES CUMULATIVE

         The rights, powers and remedies of Lender permitted by law, equity or contract or as set forth herein or in the Acquisition Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower or the Collateral, at the sole discretion of the Lender, and to the fullest extent permitted by law. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. The failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Lender shall not by any act of omission or commission be deemed to have waived any of its rights, powers or remedies under this Promissory Note or the Acquisition Agreement unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver of a right in one event shall not be construed as continuing or as a bar, or as a waiver of such right on a subsequent event.

14.      FEES AND COSTS

         Borrower further promises to pay upon demand all reasonable attorney's fees, costs and expenses (including, without limitation, court costs and appraisal fees) incurred by Lender in connection with any default under this Promissory Note and in any proceeding brought to enforce any of the provisions of this Promissory Note or of the Acquisition Agreement (as applicable), including probate, appellate and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any judgment or order relating to this Promissory Note or the Acquisition Agreement (as applicable). This provision is separate and several, and shall survive the merger of this provision into any judgment.

15.      TIME OF THE ESSENCE

         Time shall be of the essence in performance of all obligations of Borrower under this Promissory Note including, without limitation, the time periods provided for the curing of defaults.

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16.      HEADINGS FOR CONVENIENCE

         Headings and captions used in this Promissory Note are inserted for convenience of reference only and neither constitute a part of this Promissory Note nor are to be used to construe or interpret any of the provisions hereof.

17.      PAYMENT THROUGH ESCROW

          Escrow for the purposes of this Promissory Note shall mean Escrow # 02-06-0503-DTL at Nevada Title Company, 2500 North Buffalo, Las Vegas, Nevada
Attention: Troy Lochhead (251-5280). The principal and interest due on this Promissory Note shall be paid in United States Treasury Obligations ("T-Bills"). On or before 12:00 noon on December 10, 2002, Borrower shall deposit T-Bills into the Escrow in an amount sufficient to pay the principal and interest hereon as of the Maturity Date. On such Maturity Date, Lender shall present this Promissory Note, accepting payment hereof by accepting the T-Bills on deposit in exchange for this Promissory Note marked "PAID IN FULL", with Nevada Title Company delivering this Promissory Note, marked "PAID IN FULL" to Borrower.

18.      NO ORAL CHANGE

         This Promissory Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or Lender, but only by an agreement in writing, intended for that specific purpose and signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.      APPLICABLE STATE LAW

         This Promissory Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Nevada.

Federal Taxpayer I.D. No.                         Borrower:


03 98403                                          MID-POWER SERVICE CORPORATION,
                                                  a Nevada corporation



                                                  By: /s/  James W. Scott
                                                     ---------------------------
                                                         James W. Scott
                                                         Its President



                                                  By: /s/ Kenneth M. Emter
                                                     ---------------------------
                                                          Kenneth M. Emter
                                                          Its Secretary


                                                            [Initials: JWS & KE]

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